Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-8306, 33-27367, 33-37432, 333-40595, 33-57330, 33-58745,
333-84149,  333-60946 and  333-102542)  pertaining  to the 1986  Employee  Stock
Purchase Plan, 1981 Incentive Stock Option Plan, 1988 Incentive Stock Option Plan, 1996 Incentive Stock Option Plan, and 2001 Nonstatutory Stock Option Plan and Form of Stock Option Agreement of Linear Technology Corporation of our report dated August 31, 2005, with respect to the consolidated financial statements and schedule of Linear Technology Corporation, Linear Technology Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Linear Technology Corporation included in this Annual Report (Form 10-K) for the year ended July 3, 2005.

                                                           /s/ Ernst & Young LLP

San Jose, California
September 2, 2005


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